Exhibit 99.1

Waystar Reports Second Quarter 2024 Results

Revenue Growth of 20% year-over-year

Net Loss of $27.7 million and non-GAAP net income of $5.0 million

Net loss margin of (11.8)%; Adjusted EBITDA Margin of 40%

LEHI, Utah and LOUISVILLE, Ky., August 7, 2024 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the three-month period ended June 30, 2024.

“Waystar delivered strong performance across all key metrics in Q2,” said Matt Hawkins, Waystar’s CEO. “We have solid momentum as clients utilize the cloud-based Waystar software platform, which we have purpose-built to drive client return on investment and a differentiated, modern user experience.”

Hawkins continued, “There is meaningful opportunity ahead of us, as the demand for an innovative healthcare software payment platform has never been greater. As a result, Waystar is poised to continue to deliver an attractive combination of revenue growth at scale and compelling adjusted EBITDA margins.”

Second Quarter 2024 Financial Highlights

•	Revenue of $234.5 million, up 20% year-over-year
•	Net loss of $27.7 million, GAAP net income per share of $(0.21), and net loss margin of (11.8)%
•	Non-GAAP net income of $5.0 million and non-GAAP net income per share of $0.04
•	Adjusted EBITDA of $93.9 million and Adjusted EBITDA margin of 40%
•	Cash flow from operations of $15.5 million and Unlevered Free Cash Flow of $50.3 million

Key Metrics

•	1,117 clients contributed over $100,000 in LTM revenue, up 9% year-over-year
•	A net revenue retention rate (NRR) of 108%

Financial Outlook

As of August 7, 2024, Waystar provides the following guidance for its full fiscal year 2024. 1

•	Total revenue is expected to be between $902 million and $918 million
•	Adjusted EBITDA is expected to be between $360 million and $368 million
•	Non-GAAP net income is expected to be between $36 million and $42 million
•	Diluted non-GAAP net income per share is expected to be between $0.23 and $0.27

Webcast Information

Waystar's financial results will be discussed on a conference call scheduled at 4:30 p.m. Eastern Standard Time today, August 7, 2024. A live audio conference call will be available on Waystar's investor relations website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real-time. This earnings release and the related Current Report on Form 8-K filed August 7, 2024 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

1 We have not reconciled the forward-looking Adjusted EBITDA, non- GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Non-GAAP Financial Measures

To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA and Adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

The following non-GAAP financial measures and key performance metrics are defined below:

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss before interest expense, net income tax benefit, depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements, and IPO-related costs. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We define non-GAAP net income as GAAP net income excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, IPO-related costs, and costs related to amended debt agreements. The tax effects of the adjustments are calculated using a management-estimated annual effective non-GAAP tax rate of 21%.

We define non-GAAP net income per share as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share.

Unlevered Free Cash Flow

We define unlevered free cash flow as cash from operations plus cash interest expense less capital expenses.

Net Debt

We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents.

Adjusted Net Leverage Ratio

We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.

Key Performance Metrics

Net Revenue Retention Rate

Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.

Customer Count with >$100,000 Revenue

We regularly monitor and review our count of clients who generate more than $100,000 of revenue.

Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2024, and future periods; anticipated future expenses and investments; our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2024.

The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes, or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform; the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our processing of personal information; reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; consumer protection laws and regulations; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act and anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; restrictive covenants in the agreements governing our credit facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; actions of certain of our significant investors, who may have different interests than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2024 and in other reports filed with the SEC, all of which are available on the investor relations page of our website at investors.waystar.com.

Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.

About Waystar

Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 18 of 22 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 5 billion healthcare payment transactions, including over $1.2 trillion in annual gross claims and spanning approximately 50% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$234,543	$195,969	$459,335	$387,052
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	80,451	60,500	155,643	119,656
Sales and marketing	45,715	31,413	79,495	61,377
General and administrative	39,955	14,478	66,090	29,159
Research and development	15,901	8,249	26,221	16,575
Depreciation and amortization	44,276	44,140	88,450	88,106
Total operating expenses	226,298	158,780	415,899	314,873
Income from operations	8,245	37,189	43,436	72,179
Other expense
Interest expense	(49,195)	(49,145)	(105,007)	(96,291)
Related party interest expense	(1,346)	(2,001)	(2,718)	(4,355)
Loss before income taxes	(42,296)	(13,957)	(64,289)	(28,467)
Income tax benefit	(14,611)	(3,147)	(20,672)	(7,034)
Net loss	$(27,685)	$(10,810)	$(43,617)	$(21,433)
Net Income per share:
Basic	$(0.21)	$(0.09)	$(0.34)	$(0.18)
Diluted	$(0.21)	$(0.09)	$(0.34)	$(0.18)
Weighted-average shares outstanding:
Basic	133,527,766	121,676,273	127,601,532	121,674,361
Diluted	133,527,766	121,676,273	127,601,532	121,674,361

Waystar

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share data)

(unaudited)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$68,375	$35,580
Restricted cash	12,083	9,848
Accounts receivable, net of allowance of $5,204 at June 30, 2024 and $5,335 at December 31, 2023	147,966	126,089
Income tax receivable	11,181	6,811
Prepaid expenses	14,758	13,296
Other current assets	16,389	30,426
Total current assets	270,752	222,050
Property, plant and equipment, net	63,035	61,259
Operating lease right-of-use assets, net	9,579	10,353
Intangible assets, net	1,108,776	1,186,936
Goodwill	3,030,013	3,030,013
Deferred costs	77,177	65,811
Other long-term assets	7,549	6,552
Total assets	$4,566,881	$4,582,974
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$50,747	$45,484
Accrued compensation	23,032	23,286
Aggregated funds payable	11,987	9,659
Other accrued expenses	11,298	10,923
Deferred revenue	10,320	10,935
Current portion of long-term debt	12,577	17,454
Related party current portion of long-term debt	332	529
Current portion of operating lease liabilities	4,711	4,398
Current portion of finance lease liabilities	862	821
Total current liabilities	125,866	123,489
Long-term liabilities
Deferred tax liability	130,594	174,480
Long-term debt, net, less current portion	1,301,208	2,134,920
Related party long-term debt, net, less current portion	32,882	64,758
Operating lease liabilities, net of current portion	12,327	14,278
Finance lease liabilities, net of current portion	11,750	12,194
Deferred revenue–LT	5,878	6,173
Other long-term liabilities	278	2,750
Total liabilities	1,620,783	2,533,042
Commitments and contingencies (Note 18)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 and zero shares authorized as of June 30, 2024 and December 31, 2023, respectively; zero shares issued or outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 and 227,000,000 shares authorized at June 30, 2024 and December 31, 2023, respectively; 166,659,634 and 121,679,902 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1,667	1,217
Additional paid-in capital	3,178,697	2,234,688
Accumulated other comprehensive income (loss)	11,126	15,802
Accumulated deficit	(245,392)	(201,775)
Total stockholders’ equity	2,946,098	2,049,932
Total liabilities and stockholders’ equity	$4,566,881	$4,582,974

Waystar

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(43,617)	$(21,433)
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	88,450	88,106
Share-based compensation	39,497	4,298
Provision for bad debt expense	1,055	1,097
Loss on extinguishment of debt	19,016	—
Deferred income taxes	(42,377)	(26,111)
Amortization of debt discount and issuance costs	2,646	5,219
Other	(99)	—
Changes in:
Accounts receivable	(22,932)	(392)
Income tax refundable	(4,371)	4,351
Prepaid expenses and other current assets	(2,319)	(2,808)
Deferred costs	(10,945)	(7,548)
Other long-term assets	(442)	(293)
Accounts payable and accrued expenses	4,392	7,181
Deferred revenue	(910)	(469)
Operating lease right-of-use assets and lease liabilities	(864)	(789)
Other long-term liabilities	—	42
Net cash provided by operating activities	26,180	50,451
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(12,428)	(9,482)
Net cash used in investing activities	(12,428)	(9,482)
Cash flows from financing activities
Change in aggregated funds liability	2,327	1,150
Proceeds from equity offering, net of underwriting discounts	914,288	—
Payments of third-party IPO issuance costs	(1,982)	—
Repurchase of shares	(844)	(687)
Proceeds from exercise of common stock	(33)	283
Proceeds from issuances of debt, net of creditor fees	535,209	—
Payments on debt	(1,425,874)	(8,991)
Third-party fees paid in connection with issuance of new debt	(1,410)	—
Finance lease liabilities paid	(403)	(411)
Net cash provided by (used in) financing activities	21,278	(8,656)
Increase in cash and cash equivalents during the period	35,030	32,313
Cash and cash equivalents and restricted cash–beginning of period	45,428	72,636
Cash and cash equivalents and restricted cash–end of period	$80,458	$104,949
Supplemental disclosures of cash flow information
Interest paid	$82,264	$94,648
Cash taxes paid (refunds received), net	26,141	5,559
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	363	420
Unpaid third-party IPO issuance costs	1,354	—
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	68,375	95,738
Restricted cash	12,083	9,211
Total	80,458	104,949

Waystar

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three months ended June 30,
	2024	2023
Net Loss	$(27,685)	$(10,810)
Interest expense	50,541	51,146
Income tax benefit	(14,611)	(3,147)
Depreciation and amortization	44,276	44,140
Stock-based compensation expense	36,969	2,148
Acquisition and integration costs	206	278
Costs related to amended debt agreements	2,368	-
IPO related costs	1,841	3
Adjusted EBITDA	$93,905	$83,758

Revenue	234,543	195,969
Net loss margin	(11.8)%	(5.5)%
Adjusted EBITDA margin	40.0%	42.7%

Waystar

Reconciliation of Non-GAAP Operating Expenses

(in thousands)

(unaudited)

	Three months ended June 30,
	2024	2023
Cost of revenue (exclusive of depreciation and amortization expenses)	$80,451	$60,500
Less:
Stock-based compensation expense	(1,739)	(130)
Acquisition and integration costs	-	-
IPO related costs	(5)	-
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	$78,707	$60,370

Sales and marketing	$45,715	$31,413
Less:
Stock-based compensation expense	(8,892)	(452)
Acquisition and integration costs	-	(1)
IPO related costs	(235)	-
Sales and marketing, adjusted	$36,588	$30,960

General and administrative	$39,955	$14,478
Less:
Stock-based compensation expense	(20,672)	(1,264)
Acquisition and integration costs	(103)	(152)
Costs related to amended debt agreements	(2,368)	-
IPO related costs	(1,592)	(3)
General and administrative, adjusted	$15,220	$13,059

Research and development	$15,901	$8,249
Less:
Stock-based compensation expense	(5,666)	(302)
Acquisition and integration costs	(103)	(125)
IPO related costs	(9)	-
Research and development, adjusted	$10,123	$7,822

Income tax benefit	$(14,611)	$(3,147)
Tax effect of adjustments	8,691	510
Income tax benefit, adjusted	$(5,920)	$(2,637)

Waystar

Reconciliation of Non-GAAP Net Income

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended June 30,
	2024	2023
Net Loss	$(27,685)	$(10,810)
Stock-based compensation expense	36,969	2,148
Acquisition and integration costs	206	278
Costs related to amended debt agreements	2,368	-
IPO related costs	1,841	3
Tax effect of adjustments	(8,691)	(510)
Non-GAAP net income/(loss)	$5,008	$(8,891)

Non-GAAP net income/(loss) per share, basic	0.04	(0.07)
Non-GAAP net income/(loss) per share, diluted	0.04	(0.07)

Weighted-average shares used in computing basic non-GAAP net income per share	133,527,766	121,676,273
Weighted-average shares used in computing diluted non-GAAP net income per share	137,294,656	121,676,273

Waystar

Reconciliation of Unlevered Free Cash Flow

(in thousands)

(unaudited)

	Three months ended June 30,
	2024	2023
Net cash provided by operating activities	$15,450	$33,593
Interest paid	41,751	47,910
Purchase of property and equipment and capitalization of internally developed software costs	(6,868)	(4,712)
Unlevered free cash flow	$50,333	$76,791

Waystar

Reconciliation of Net Debt

(in thousands)

(unaudited)

	June 30, 2024		June 30, 2023
First lien term loan facility outstanding debt, current	$12,909		$17,983
First lien term loan facility outstanding debt, net of current portion	1,277,991		2,189,824
Receivables facility outstanding debt	70,000		50,000
Cash and cash equivalents	(68,375)		(95,738)
Net debt	$1,292,525		$2,162,069

Trailing twelve months adjusted EBITDA	$353,900		$318,380

Adjusted gross leverage ratio	3.8	x	7.1	x
Adjusted net leverage ratio	3.7	x	6.8	x

Media Contact

Kristin Lee

kristin.lee@waystar.com

Investor Contact

Sandy Draper

investors@waystar.com

502-238-9511